                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                             (Amendment No. _____)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      NYLIFE REALTY INCOME PARTNERS I, L.P.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:
        Units of Limited Partnership Interest
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     2) Aggregate number of securities to which transaction applies:
        2,833,925.5 Units
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        $______ (aggregate amount of cash, estimated only for purposes of computing the filing fee, to be distributed to security holders assuming sale of all of the properties of the Registrant for $______)
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        $______ (aggregate amount of cash, estimated only for purposes of computing the filing fee, to be distributed to security holders assuming sale of all of the properties of the Registrant for $______)
        ------------------------------------------------------------------------
     5) Total fee paid:
        $________
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

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                                                                 JUNE 5, 1996

                               QUESTIONS & ANSWERS

Q.1: WITH THE CURRENT INCREASE IN OIL AND GAS PRICES, WHY ARE THE GENERAL PARTNERS PROPOSING DISSOLUTION AND LIQUIDATION OF THE NYLOG AND NYLIFE ENERGY PARTNERSHIPS?

A: Even though oil and gas prices have currently been on the increase, the consultant's report commissioned by NYLIFE Equity indicates that in the absence of extraordinary circumstances, oil and gas prices through the end of the 1990's should be relatively stable. Even if energy prices should remain high or increase, based on the independent reserve estimates for the partnerships, estimated future production and the projected future net revenues for the partnerships will continue to decline due to significant depletion of oil and gas reserves, whereas general and administrative expenses will remain relatively constant. Accordingly, notwithstanding current increases in energy prices, the general partners believe that each partnership's operating revenues will decline in the future and ultimately may not be sufficient to meet such partnership's operating and overhead expenses. This development could lead to a decrease in cash or possibly no cash being available to the partnerships for quarterly distributions.

Q.2:  WHEN CAN I EXPECT TO RECEIVE MY MONEY?

A: If you are a Settling Limited Partner (and the Settlement becomes final and the Proposals are approved by your partnership), the Cash Payment (consisting of the Liquidation Advance and either a Refund or Enhancement) will be mailed within thirty days after the Settlement is approved by the court and becomes final, or as soon thereafter as practicable. Payments to eligible transferors of Units and Unitholders who acquired their Units by transfer (transferees) may take an additional amount of time. The general partners currently estimate that any such payment will be made sometime this fall, although many factors could delay this payment, including the court process and any appeals from any court approval of the settlement. Any additional payments will be made upon sale of the partnership properties.

      If you are a non-Settling Limited Partner, you will receive your share of liquidation proceeds only upon sale of the partnership properties (unless New York Life elects otherwise).

      If your partnership does not approve the Proposals, the partnership will continue in business and no payments (other than any quarterly distributions) will be made until the partnership is subsequently liquidated, unless New York Life elects otherwise.

Q.3: NOW THAT I HAVE RECEIVED A DEFINITIVE PROXY AND PROXY CARD, WHAT ARE THE NEXT STEPS PRIOR TO RECEIPT OF MY MONEY?

A: Votes and consents on the Proposal(s) for the various partnerships will continue through July 1, 1996 and a partners' meeting to vote on the Proposals for the NYLOG I partnerships will be held July 2, 1996. The court hearing on the Settlement will take place on July 3, 1996, at which time the court will consider approval of the Settlement. If no appeal is filed, the Settlement will become final 30 days after the Court enters a Final Order approving the Settlement; otherwise the Settlement becomes final when (and


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      if) all appellate proceedings have been concluded upholding the Final
      Order. The Cash Payments will be mailed within 30 days after the Final Settlement Date, or as soon thereafter as practicable. Payments to eligible transferors of Units and Unitholders who acquired their Units by transfer may take an additional amount of time.

      If the Proposals are approved by your partnership, the General Partners will proceed with the sale of assets and liquidation of the partnership. This process is estimated to take approximately seven months.

Q.4: WILL THE AMOUNT I RECEIVE DEPEND ON THE SALES PRICE THE PARTNERSHIP RECEIVED FOR THE PARTNERSHIP PROPERTIES?

A: If you are a Settling Limited Partner (and the Settlement becomes final and your partnership approves the Proposals), your receipt of the Cash Payment (consisting of the Liquidation Advance and either a Refund or Enhancement) will not be dependent on the sales price received from the sale of partnership properties. Any additional payment in excess of the Cash Payment, however, will depend on the sales price of partnership properties. There is no assurance that there will be any payments in addition to the Cash Payment.

Q.5: IF THE LIMITED PARTNERS OF THE VARIOUS PARTNERSHIPS DO NOT APPROVE LIQUIDATION OF THE PARTNERSHIPS, IS THE SETTLEMENT AFFECTED?

A: New York Life may elect to terminate the Settlement Agreement with respect to any partnership, the limited partners of which do not approve the proposed liquidation and with respect to all the partnerships in the event that the necessary approvals for dissolution and liquidation for four or more of the partnerships are not obtained.

Q.6:  WHAT HAPPENS IF THE PROPOSAL TO LIQUIDATE MY PARTNERSHIP DOES NOT PASS?

A: That partnership will continue in business and no payments (other than any quarterly distributions) will be made to Unitholders until the partnership is subsequently liquidated (although New York Life, at its option, may elect to pay a SETTLING Limited Partner the Refund or Enhancement, but not the Liquidation Advance).

Q.7: IF THE LIMITED PARTNERS OF A PARTICULAR PARTNERSHIP HAVE APPROVED ITS DISSOLUTION AND LIQUIDATION AND THE SETTLEMENT IS NOT APPROVED OR OTHERWISE DOES NOT TAKE EFFECT, WHAT WILL HAPPEN TO THE PARTNERSHIP?

A: The approval of the dissolution and liquidation of a partnership is not dependent upon the effectiveness of the proposed Settlement. In the event that the limited partners of a particular partnership approve its dissolution and liquidation, that partnership will be dissolved and its assets sold for the best price available. Without the Settlement, there would be no release of claims, and New York Life might offer to augment the liquidation sale proceeds in exchange for a release of claims. New York Life believes that it is likely that the Court will approve the proposed Settlement, and no decisions have been made with respect to actions to be taken in the event the Settlement does not take effect.


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Q.8:  WHAT IS THE EFFECT OF THE APPROVAL OF THE PROPOSED DISSOLUTION AND
      LIQUIDATION OF SOME PARTNERSHIPS, BUT NOT OTHERS?

A: Unless New York Life exercises its rights to terminate the Settlement Agreement because of the failure to obtain the required approval for liquidation of four or more of the partnerships, the limited partners of one partnership would not be affected by the failure of limited partners of any other partnership to approve the proposed dissolution and liquidation. In any event, the approval by the limited partners of any partnership of the proposed dissolution and liquidation will result in the termination of that partnership's activities, the sale of its properties and the distribution of sales proceeds to its limited partners.

Q.9: WHY HAS NEW YORK LIFE PROPOSED THAT THE LIMITED PARTNERS OF NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP VOTE ON THE QUESTION OF DISSOLVING AND LIQUIDATING THAT PARTNERSHIP? ISN'T THIS PARTNERSHIP PERFORMING?

A: Units in NYLIFE Government Mortgage Plus Limited Partnership were sold during the same time period as Units in various of the other Proprietary Partnerships. Although this partnership can continue making regular distributions, New York Life believes that it is logical to offer investors in this partnership the same opportunity to "cash out" of this investment, and to receive consistent benefits of the Settlement Agreement, as the investors in the other Proprietary Partnerships.

Q.10: WHY IS NEW YORK LIFE NOT MAKING A RECOMMENDATION TO THE LIMITED PARTNERS
      OF NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP AS TO WHETHER OR NOT TO VOTE IN FAVOR OF THE DISSOLUTION AND LIQUIDATION OF THAT PARTNERSHIP?

A: New York Life recognizes that this partnership can continue making regular distributions and that investors may choose to continue this investment. On the other hand, in light of the comprehensive proposal to unwind the other Proprietary Partnerships, New York Life felt that it would be appropriate to afford the investors in NYLIFE Government Mortgage Plus the opportunity to liquidate their investment in this partnership, thereby affording those investors the opportunity to make alternative investments of their choice with the proceeds of the liquidation, and (in the case of Settling Limited Partners) the Enhancement and any amount by which the Liquidation Advance exceeds liquidation proceeds.

Q.11: WILL I RECEIVE A 12% PER ANNUM CUMULATIVE RETURN ON MY INVESTMENT IN THE
      NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP?

A:    The Partnership Agreement provides that upon dissolution
      Unitholders will receive 99% of the net cash proceeds of asset sales until they receive a 12% cumulative return on invested capital. Thereafter, they will receive 90% of the balance of such proceeds, as described in the financial statements to the Definitive Consent Solicitation Statement for the Partnership. The 12% cumulative return is a preferred return which is payable only to the extent net cash proceeds from Capital Transactions are available. Accordingly, based upon the balance sheet of the NYLIFE Government Mortgage Plus Limited Partnership as of March 31, 1996, it is not anticipated that Unitholders will receive amounts necessary to produce, in the aggregate, a cumulative return on their invested capital equal to 12% per annum.

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

Q.12: I HAVE BEEN CONTACTED BY D.F. KING CONCERNING THE PROXY/CONSENT
      SOLICITATION. WHAT ROLE IS D.F. KING PLAYING IN THIS PROCESS?

A: The Proprietary Partnerships have retained the services of D.F. King & Co., Inc. to solicit the required votes and consents of the limited partners of each of the Proprietary Partnerships to the dissolution and liquidation of the partnerships. Boston Financial Data Services, Inc. has been retained by the partnerships and the general partners and certain of their affiliates to act as the class action administrator in connection with the class action lawsuit. Additionally, BFDS may assist in the solicitation of proxies and written consents. Neither the partnerships nor the limited partners will bear any portion of the fees and expenses of D.F. King and BFDS.

Q.13: HOW SHOULD I VOTE?

FOLLOW-UP QUESTION:       WHICH PARTNERSHIP(S) ARE YOU IN?

GOVERNMENT MORTGAGE PLUS ANSWER:

A: You should review carefully the Definitive Consent Solicitation Statement you received for information regarding the Proposals that will help you make a decision as to how to vote. The General Partner has made no recommendation regarding the Proposal for NYLIFE Government Mortgage Plus Limited Partnership.

ALL OTHER PARTNERSHIPS EXCLUDING GOVERNMENT MORTGAGE PLUS ANSWER:

A: You should review carefully the Definitive Proxy and Consent Solicitation Statements you received for information regarding the Proposals that will help you make a decision as to how to vote. The General Partner(s) have recommended to the limited partners approval of all Proposals for the reasons discussed in the Solicitation Statement.

Q.14: WHAT ARE THE CONSEQUENCES OF A "YES", "NO" OR "ABSTAIN" VOTE?

A: "No" and "Abstain" votes both effectively count as "no" votes, which are not counted in the number of votes necessary to approve a proposal. A "yes" vote counts toward approval of a proposal.


Q.15: WHAT IS THE DIFFERENCE BETWEEN THE PRELIMINARY PROXY AND CONSENT
      SOLICITATION STATEMENTS AND THE DEFINITIVE PROXY AND CONSENT SOLICITATION STATEMENTS?

A: Generally, the Definitive Proxy and Consent Solicitation Statements update the corresponding Preliminary Proxy or Consent Solicitation Statement. It is important to note that the Definitive Proxy and Consent Solicitation Statements supersede the Preliminary Proxy and Consent Solicitation Statements, and therefore each investor should carefully read the Definitive Proxy and Consent Solicitation Statements in their entirety. Although it is not possible to list each change in the Definitive Proxy and Consent Solicitation Statements, significant changes include: (1) updating certain financial and partnership information; (2) adding pro forma balance sheets on a liquidation basis for the partnerships (which are found in Appendix XI for the NYLOG Partnerships, under "Pro Forma Balance Sheets on a Liquidation Basis" for NYLIFE Realty Income Partners I, L.P., and under "Pro Forma Financial Data" for NYLIFE Government Mortgage Plus Limited Partnership); (3) adding certain financial information with respect to NYLIFE Inc., the entity which will deposit funds into a trust account to ensure the payment of the Cash Payment to Settling Limited Partners; and (4) adding charts to provide examples of what an investor could expect to receive if the Settlement is approved and becomes final based upon whether the investors of a partnership vote to dissolve that partnership and whether the individual investor elects to participate in the Settlement (such charts are found in Appendix XII for the NYLOG Partnerships, Appendix C for NYLIFE Realty Income Partners I, L.P., and Appendix A for NYLIFE Government Mortgage Plus Limited Partnership).

Q.16: WHY DIDN'T OUTSIDE BROKERS RECEIVE COPIES OF THE DEFINITIVE PROXY AND
      CONSENT SOLICITATION STATEMENTS?

A: Definitive Proxy and Consent Solicitation Statements were sent only to investors, registered representatives of NYLIFE Securities Inc. and solicitation firms engaged by New York Life and its affiliates, on the advice of counsel. New York Life will provide to outside brokers, for informational purposes only, copies of the Definitive Proxy and Consent Solicitation Statements upon request. Such outside brokers are expressly prohibited from making any solicitation or representation on behalf of the Proprietary Partnerships, their general partners and their affiliates.

Q.17: WHAT ARE THE RESULTS OF THE CONSENT SOLICITATIONS TO DATE?

A: Although the response to the consent solicitations generally has been favorable to dissolving the Proprietary Partnerships, an accurate count of the number of consents for dissolution of any particular partnership is not available at this time.
      [CHECK VERACITY OF THIS ANSWER DAILY.]


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